Exhibit (q)

POWER OF ATTORNEY

The undersigned, James H. Bodurtha, Bruce R. Bond, The Honorable Stuart E. Eizenstat, Robert Fairbairn, Henry Gabbay, Lena G. Goldberg, Robert M. Hernandez, Henry R. Keizer, John F. O’Brien, Donald C. Opatrny and John M. Perlowski, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Benjamin Archibald, John Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 8th day of May, 2018.

Signature	Title	Signature	Title

/s/ James H. Bodurtha James H. Bodurtha	Director/ Trustee	/s/ Robert M. Hernandez Robert M. Hernandez	Director/ Trustee

/s/ Bruce R. Bond Bruce R. Bond	Director/ Trustee	/s/ Henry R. Keizer Henry R. Keizer	Director/ Trustee

/s/ Stuart E. Eizenstat Stuart E. Eizenstat	Director/ Trustee	/s/ John F. O’Brien John F. O’Brien	Director/ Trustee

/s/ Robert Fairbairn Robert Fairbairn	Director/ Trustee	/s/ Donald C. Opatrny Donald C. Opatrny	Director/ Trustee

/s/ Henry Gabbay Henry Gabbay	Director/ Trustee	/s/ John M. Perlowski John M. Perlowski	Director/ Trustee

/s/ Lena G. Goldberg Lena G. Goldberg	Director/ Trustee

Appendix A

BlackRock Funds V

BlackRock Series Fund II, Inc.

BlackRock Variable Series Funds II, Inc.

FDP Series II, Inc.

Managed Account Series II